AMENDMENT NO. 2
                              TO CREDIT AGREEMENT


         This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment No. 2") is made and entered into as of the 1st day of September, 2002 by and between HOME PROPERTIES OF NEW YORK, L.P. (the "Borrower") and MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"), for each of the lenders (the "Lenders") now or hereafter party to the Credit Agreement referenced below.

                                R E C I T A L S:

     A. The Borrower, the Administrative Agent, Manufacturers and Traders Trust Company ("M&T") and Citizens Bank of Rhode Island ("CBRI") entered into a Credit Agreement dated as of August 23, 1999 (the "1999 Credit Agreement"), pursuant to which the Lenders agreed to make certain revolving credit and letters of credit facilities available to the Borrower.

     B. On or about July 12, 2000, M&T assigned to Chevy Chase Bank, FSB ("CCB") a portion of its Commitment which constituted 15% of all Commitments and loans previously made pursuant thereto.

     C. The Borrower, the Administrative Agent, M&T, CBRI and CCB entered into Amendment No. 1 to Credit Agreement, dated as of September 6, 2000, ("Amendment No. 1") pursuant to which certain amendments to the 1999 Credit Agreement were made. The 1999 Credit Agreement as amended by Amendment No. 1 and as hereby amended and as from time to time further amended, supplemented, modified, replaced or restated is hereinafter referred to as the "Credit Agreement."

     D. Borrower has requested the Lenders to further amend the Credit Agreement as provided herein and subject to the terms and conditions set forth herein, and the Required Lenders are willing to amend the Credit Agreement as set forth herein. Amendments made by Amendment No. 1 are hereinafter restated with any further modification or amendments made by this Amendment No. 2.

                              P R O V I S I O N S:

         NOW, THEREFORE, in consideration of any prior extension of credit by the Lenders to Borrower, and/or in consideration of the Lenders having entered into the Credit Agreement with Borrower, and in consideration of the mutual promises set forth below, Borrower, Administrative Agent and the Lenders hereby agree as follows:

     1. Definitions. The term "Credit Agreement" as used herein and in the Loan Documents shall mean the Credit Agreement as hereby amended and modified. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

     2. Amendment Effective Date. This Amendment No. 2 shall be effective on the later of September 1, 2002 or the first date that the following conditions have been satisfied (the "Effective Date"):

     2.1  The  Administrative   Agent  shall  have  received  a  fully  executed
counterpart of this Amendment No.2 from the Lenders, the Borrower and the Guarantor and the fully executed Notes from the Borrower.

     2.2 The Administrative Agent shall have received an opinion of counsel to the Borrower and the Guarantor acceptable to it in its sole discretion and such other certificates, instruments and other writings pertaining to the Borrower and the Guarantor as it shall require in connection herewith.

     2.3 The Administrative Agent shall have received payment in immediately available funds of any and all fees agreed to between the Borrower and the Administrative Agent and all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment No. 2 and related documents.

     3. Amendment of Certain Provisions of the Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as set forth below:

                  (a) Section 1.01 of the Credit Agreement is hereby amended to amend and restate in its entirety the definitions of "Applicable Eurodollar Margin," "Capital Expenditure Reserve Account," "Commitment," "Fixed Charges," "Maturity Date," "Management Company" and "Maximum Availability," and "Total Property Value" to read as follows:

     "Applicable Eurodollar Margin" means, as of any date of determination, the percentage set forth below under the appropriate heading corresponding to an "implied" or "corporate" rating as rated by Fitch IBCA ("Fitch IBCA") and/or S&P (the "S&P Rating") and/or Moody's (the "Moody's Rating" and, each of the Fitch IBCA, S&P Rating and the Moody's Rating referred to herein as a "Rating").

                  Rating Service Rating           Applicable Eurodollar Margin

                           BBB+                               105 basis points
                           BBB                                115 basis points
                           BBB-                               125 basis points

     The Administrative Agent shall determine the Applicable Eurodollar Margin from time to time in accordance with the above table and notify the Borrower and the Banks of such determination from time to time.

     In the event the Borrower is Rated by two Rating Services and there is a different Rating between the two Rating Services, the lower Rating from the two Rating Services shall be used to determine the Applicable Eurodollar Margin. In the event the Borrower is Rated by more than two Rating Services, the lower Rating, of the two highest Ratings, shall be used to determine the Applicable Eurodollar Margin. In the event the Rating by any Rating Service is not in the BBB range, the Applicable Eurodollar Margin shall be (i) 105 basis points if the Rating is above BBB+ or (ii) 125 basis points if the Rating is below BBB-.

     In the event the Borrower ceases to be Rated by any Rating Service, a Rate equivalent to the most recent Rating of the Borrower by any Rating Service shall be used to determine the Applicable Eurodollar Margin.

     Any necessary adjustment in the Applicable Eurodollar Margin pursuant to the terms hereof, shall become effective immediately upon any change in a Rating.

     "Capital Expenditure Reserve Amount" means, for any period, an amount equal to (i) $300 multiplied by the number of apartment units contained in all Projects multiplied by (ii) a fraction, the numerator of which is equal to the number of days in such period and the denominator of which is equal to 365.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $115,000,000.

     "Fixed Charges" means, with respect to any fiscal period, the sum of (i) Total Interest Expense and (ii) the aggregate of all scheduled principal payments on Indebtedness made or required to be made during such fiscal period for the Consolidated Businesses (but excluding balloon payments of principal due upon the stated maturity of an Indebtedness) and (iii) the aggregate of all dividends declared and payable on any of the Company's, the Borrower's or any of their Subsidiaries' preferred stock, convertible preferred stock or preferred partnership units, as the case may be, provided, however, that the distributions payable on the currently outstanding Class A Limited Partnership Interests, Class B Limited Partnership Interests, Class C Limited Partnership Interests, and Class D Limited Partnership Interests of the Borrower shall not be included in this clause (iii).

     "Management Company" means Home Properties Management, Inc. and Home Properties Resident Services, Inc., both Maryland corporations of which no less than 95% of the issued and outstanding capital stock is and shall continue to be owned, beneficially and of record, by the Borrower.

     "Maturity Date" means September 1, 2005, unless (i) the Borrower advises the Administrative Agent on or before June 1, 2005, in writing of its desire to extend the Maturity Date and pays the Administrative Agent an extension fee (the "Extension Fee") equal to the product of the Commitment and 15 basis points, and
(ii) there exists no Event of Default under the Credit Agreement or any of the other Loan Documents, in which case "Maturity Date" means September 1, 2006. Upon payment, the Extension Fee shall be fully earned and non-refundable.

     "Maximum Availability" means the lesser of (a) $115,000,000 or (b) the sum of (i) 60% of the Total Property Value of Unencumbered Eligible Projects plus
(ii) 60% of the Total Property Value of Encumbered Eligible Projects minus the amount of any Secured Indebtedness affecting such Projects, provided that such amount in this clause (ii) shall not be less than zero.

     "Total Property Value" means, as of any date, the sum of (i) with respect to all Eligible Projects which have been owned by the Borrower for not less than four full consecutive calendar quarters, as of the first day of each fiscal quarter for the immediately preceding consecutive four calendar quarters, an amount equal to Adjusted NOI relating to such Eligible Project for such period divided by an annual interest rate equal to 9.0% and (ii) with respect to all Eligible Projects which have been owned by the Borrower for less than four full consecutive calendar quarters, an amount equal to the cost of acquiring such Eligible Projects less reasonable and customary transaction costs incurred in connection with such acquisition.

     (b) Section 1.01 of the Credit Agreement is further amended to insert the following ------------- definitions:

     "Rating   Service"  means  Fitch  IBCA  Rating  or  any  other   nationally
recognized, independent, securities rating service acceptable to the Agent.

     "Total  Unencumbered  Value" means, as of any measurement  date, the sum of
(i) with respect to all Unencumbered Eligible Projects which have been owned by the Borrower, as of the measurement date, for not less than four (4) full consecutive calendar quarters, an amount equal to Adjusted NOI for such Unencumbered Eligible Project for the immediately preceding four (4) consecutive calendar quarters as of the measurement date, divided by 9.0%; (ii) with respect to all Unencumbered Eligible Projects which have been owned by the Borrower for less than four (4) full consecutive calendar quarters as of the measurement date, an amount equal to the cost of acquiring such Unencumbered Eligible Projects less reasonable and customary transaction costs incurred in connection with such acquisition and (iii) an amount equal to the EBITDA derived from management and development activities of the Consolidated Businesses for the immediately preceding consecutive four (4) calendar quarters as of the measurement date divided by 15%, however, not to exceed $20 million. The sum of
(i) and (ii) shall never fall below $100,000,000.

"Unsecured  Indebtedness" means, for any applicable period, without duplication,
(a) all obligations for borrowed money or advances of any kind, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, and
(c) all obligations upon which interest charges are customarily paid, that are not secured by a Lien.

     "Annual Facility Fee Rate" means, as of any date of determination, the percentage set forth below under the appropriate heading corresponding to the Rating Service Rating

         Rating Service Rating                  Annual Facility Fee
         ---------------------                  --------------------

                 BBB+                             10 basis points
                 BBB                              15 basis points
                 BBB-                             20 basis points

     The Administrative Agent shall determine the Annual Facility Fee Rate from time to time in accordance with the above table and notify the Borrower and the Lenders of such determination from time to time.

     In the event the Borrower is Rated by two Rating Services and there is a different Rating between the two Rating Services, the lower Rating from the two Rating Services shall be used to determine the Annual Facility Fee Rate. In the event the Borrower is Rated by more than two Rating Services, the lower Rating, of the two highest Ratings, shall be used to determine the Annual Facility Fee Rate. In the event the Rating by any Rating Service is not in the BBB range, the Annual Facility Fee Rate shall be (i) 10 basis points if the Rating is above BBB+; or (ii) 20 basis points if the Rating is below BBB-.

     In the event the Borrower ceases to be Rated by any Rating Service, a Rate equivalent to the most recent Rating of the Borrower by any Rating Service shall be used to determine the Annual Facility Fee Rate.

     Any necessary adjustment in the Annual Facility Fee Rate pursuant to the terms hereof, shall become effective immediately upon any change in a Rating.

     (c) Section 2.10(b) of the Credit Agreement is hereby deleted in its entirety and replaced ---------------- with the following:

     "(b) Borrower agrees to pay to the Administrative Agent for the account of each Lender, an annual facility fee, which as of the measurement date shall accrue at a rate per annum based on the Annual Facility Fee Rate. The annual facility fee shall be the product of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates and the Annual Facility Fee Rate; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such annual facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued annual facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof, provided that any annual facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All annual facility fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Any necessary adjustment in the annual facility fee pursuant to the terms hereof, shall become effective immediately upon any change in a Rating. "

     (d) Section 2.04(b)(i) of the Credit Agreement is hereby deleted in its entirety and ------------------ replaced with the following:

     "(i) the LC Exposure shall not exceed $15,000,000"

     (e) Section 5.08(g) of the Credit Agreement is hereby deleted in its entirety and replaced ---------------- with the following:

     "(g) Working capital needs of the Borrower, provided, however, in no event shall the LC Exposure and the amount of the Loans used by the Borrower for working capital purposes exceed 20% of the Maximum Availability in the aggregate."

     (f) Section 6.01(e) of the Credit Agreement is hereby deleted in its entirety and replaced ---------------- with the following:

     "Total Unencumbered Value. At no time shall (i) the Unsecured Indebtedness be greater than 60% of the Total Unencumbered Value, (ii) the Total Unencumbered Value be less than $100,000,000 or (iii) the Unencumbered Eligible Projects consist of less than ten (10) Eligible Projects."

     (g) An additional Section 6.01(i) of the Credit Agreement is hereby added --------------- as follows:

     "(i) Minimum Occupancy Level for Unencumbered Eligible Projects. As of the first day of each calendar quarter for the immediately preceding four consecutive calendar quarters, the weighted average economic occupancy for Unencumbered Eligible Projects shall not be less than 80% with the exception that each individual project within the definition of Unencumbered Eligible Projects shall have an occupancy level of not less than 75%. If the occupancy level of an individual project falls below 75%, a capitalization rate of 10% will be used to determine the value of the individual Unencumbered Eligible Project. Notwithstanding the foregoing, the property known as 1600 East Avenue in Rochester, New York shall be excluded from this calculation through and including the covenant compliance period ending September 30, 2003. Borrower will include a schedule of occupancy levels of Unencumbered Eligible Projects within its Quarterly Compliance Certificates."

     (h) Schedules 2.01, 3.02, 3.04, 3.07 and 3.13 of the Credit
Agreement are replaced by the corresponding revised schedules that are made a part hereof.

     4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment No. 2, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

     (a) The execution, delivery and performance by Borrower of this Amendment No. 2 and the consummation of the transactions contemplated hereby, are within the Borrower's powers, have been duly authorized by all necessary action, and do not (i) contravene Borrower's Partnership Agreement, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to the Borrower, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its properties other than as specified in the Credit Agreement, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Borrower.

     (b) Other than those that have already been obtained and are in full force and effect, or as would not reasonably be expected to have a Material Adverse Effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required to be obtained by the Borrower for the due execution, delivery or performance by Borrower of this Amendment No. 2.

     (c) This Amendment No. 2 has been duly executed and delivered by the Borrower. This Amendment No. 2 is the legal, valid and binding obligation of each party hereto, enforceable against the Borrower in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

     (d) All of the Borrower's representations and warranties contained in the Credit Agreement are true and correct, the Borrower is in compliance with all the affirmative covenants contained in the Credit Agreement, the Borrower has not violated any of the negative covenants contained in the Credit Agreement and no Event of Default has occurred under the terms of the Credit Agreement and/or any of the Loan Documents.

     (e) There has been no material adverse change in the condition, financial or otherwise, of the Borrower since the date of the most recent financial reports of the Borrower received by the Administrative Agent and each Lender under Section 5.01 of the Credit Agreement.

     (f) The business and properties of the Borrower are not, and since the most recent financial report of the Borrower received by the Administrative Agent and the Lenders under Section 5.01 of the Credit Agreement, have not been, materially adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or the cancellation or loss of any major contracts.

     5. Attorneys' Fees and Expenses. The Borrower shall pay all of the Administrative Agent's and the Lenders' attorneys' fees, plus expenses and disbursements, incurred and to be incurred in connection with the preparation, negotiation and execution of this Amendment No. 2.

     6. Entire Agreement. This Amendment No. 2 sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranties. Each of the parties hereto acknowledges that, except as in this Amendment No. 2 otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment No. 2 may be changed, modified, waived or canceled orally or otherwise, except as provided in the Credit Agreement. Upon the Effective Date, Amendment No. 1 shall be superceded and replaced by this Amendment No. 2.

     7. Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified, waived or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms. The parties agree that each reference in the Credit Agreement to "the Credit Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Credit Agreement and each referenced in the Loan Documents to the "Credit Agreement" shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment No. 2.

     8. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     9. Governing Law. This Amendment No. 2 is governed by New York law. Any litigation involving this Amendment No. 2, the Credit Agreement, the Notes or any other Loan Document shall, at the Administrative Agent's sole option, be triable only in a court located in Monroe County, New York. BORROWER, ADMINISTRATIVE Agent and the Lenders party hereto WAIVE THE RIGHT TO A JURY TRIAL IN ANY LITIGATION IN WHICH BORROWER, AND ADMINISTRATIVE Agent and the Lenders party hereto ARE PARTIES. No other Person is a third party beneficiary of this jury trial waiver.

     10. Enforceability. Should any one or more of the provisions of this Amendment No. 2 be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     11. Successors and Assigns. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Administrative Agent, and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of all of the Lenders, may not assign any rights, powers, duties or obligations hereunder.

     12. Consent of Guarantor. Home Properties of New York, Inc., a Maryland corporation, by its execution and delivery hereof (a) consents and agrees to the amendments to the Credit Agreement set forth herein and (b) reaffirms its obligations set forth in the Guaranty.

     IN WITNESS WHEREOF, Borrower, Agent and the Lenders have executed and unconditionally delivered this Amendment No. 2 all as of the day and year first above written.


              HOME PROPERTIES OF NEW YORK, LP
              By:  Home Properties of NY, Inc.,
                      its General Partner

              By:       /s/ Gerald B. Korn
                       -----------------------------------------------------
              Name:    Gerald B. Korn
              Title:   Vice President


              MANUFACTURERS AND TRADERS
                TRUST COMPANY, as Lender and as
                 Administrative Agent

              By:       /s/ Lisa A. Plescia
                       -----------------------------------------------------
              Name:    Lisa A. Plescia
              Title:   Vice President


              CITIZENS BANK OF RHODE ISLAND

              By:       /s/ Craig R. Schermerhorn
                       -----------------------------------------------------
              Name:    Craig E. Schermerhorn
              Title:   Vice President


              CHEVY CHASE BANK, FSB

              By:       /s/ J. Jordan O'Neill, III
                       -----------------------------------------------------
              Name:    J. Jordan O'Neill, III
              Title:   Vice President

STATE OF NEW YORK  )
COUNTY OF MONROE  ) ss:

         On the ____ day of _______________ in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared Gerald
B. Korn of Home Properties of New York, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                  Notary Public


STATE OF NEW YORK  )
COUNTY OF MONROE  ) ss:

         On the ____ day of _______________ in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared Lisa A. Plescia of Manufacturers and Traders Trust Company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                  Notary Public


STATE OF                            )
COUNTY OF                           ) ss:

         On the ____ day of _______________ in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared Craig E. Schermerhorn of Citizens Bank of Rhode Island, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                  Notary Public


STATE OF                            )
COUNTY OF                           ) ss:

         On the ____ day of _______________ in the year 2002 before me, the undersigned, a Notary Public in and for said State, personally appeared J. Jordan O'Neill III of Chevy Chase Bank, FSB, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                  Notary Public

         The undersigned by its execution and delivery hereof (a) consents and agrees to the Amendment No.2 herein and (ii) ratifies and reaffirms its obligations set forth in the Guaranty, (iii) acknowledges and agrees that the Guaranty is, and shall continue to be, in full force and (iv), except that, on and after the Amendment Effective Date, each reference in the Guaranty to "the Credit Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by Amendment No. 2 . This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.


                 Home Properties of New York, Inc.

                 By:       /s/ Gerald B. Korn
                          -----------------------------------------------------
                 Name:    Gerald B. Korn
                 Title:   Vice President

                                  Schedule 2.01
                              Lenders' Commitments


Manufacturers and Traders Trust Company        $74,750,000.00
Citizens Bank of Rhode Island                  $23,000,000.00
Chevy Chase Bank, F.S.B.                       $17,250,000.00

                                  Schedule 3.02

                                  Schedule 3.04

                                  Schedule 3.07

                                  Schedule 3.13